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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8 and related prospectus) pertaining to the Sync Research, Inc. 1996 Non-Executive Stock Option Plan of our report dated January 28, 1997, except for Note 12, as to which date is March 20, 1997, with respect to the consolidated financial statements and schedule of Sync Research, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                             ERNST & YOUNG LLP

Orange County, California
May 23, 1997